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                                                                    Exhibit 10.7


                    REVISED MASTER AGREEMENT FOR SERVICES

     This Revised Master Agreement for Services ("Revised Agreement") is entered into this 6th day of May, 1998 ("Effective Date") by and between CORBIS CORPORATION, a Washington corporation with its principal place of business at 15395 S.E. 30th Place, Suite 300, Bellevue, Washington 98007 ("Corbis"), and GET SMART, INC., a Delaware corporation d/b/a BUSY BOX PRODUCTIONS and MEDIA NETWORK with its principal place of business at 701 Battery Street, 2nd Floor, San Francisco, California 94111 ("Busy Box").

                                   RECITALS

     WHEREAS, Busy Box and Digital Stock Corporation ("DSC") entered into a Master Agreement for Services, dated December 22, 1995 (the "Master Agreement"), inclusive of Exhibit A comprising the Statement of Work for Phases 1-3 (as originally planned) of the web site to be developed by Busy Box for DSC; Addendum to Exhibit A, dated November 20, 1997, setting forth revisions to Exhibit A; and any other exhibits, addenda and amendments, if any;

     WHEREAS, Busy Box and DSC had certain differences and disputes under the Master Agreement, both as to services provided by Busy Box and amounts to be paid by DSC;

     WHEREAS, on January 30, 1998, Corbis acquired the business of DSC, including all rights in and to the Master Agreement; and

     WHEREAS, Corbis and Busy Box would like to resolve all differences and disputes under the Master Agreement and to enter into a new agreement to complete certain Internet projects that were begun under the Master Agreement;

     NOW, THEREFORE, Corbis and Busy Box hereby agree as follows:

 1.  RESOLUTION OF DISPUTES UNDER MASTER AGREEMENT

     1.1. PAYMENT FOR PAST WORK. Corbis and Busy Box agree that as full and final payment for all services provided and all costs and expenses incurred under the Master Agreement, from the commencement of the Master Agreement through the Effective Date of this Revised Agreement, Corbis will pay Busy Box seventy-seven thousand seven hundred fifty dollars ($77,750) (the "Master Agreement Fee") within ten (10) business days of the Effective Date of this Revised Agreement. Payment shall be made by check.

     1.2. RELEASE. Busy Box and Corbis hereby mutually release each other, and their predecessors in interest, affiliates, successors, assigns, officers, agents, employees and other representatives, from all fees, costs, expenses, claims, damages, losses and liabilities of any nature whatsoever arising under the Master Agreement.

     1.3. TERMINATION OF MASTER AGREEMENT. Corbis and Busy Box hereby acknowledge and agree that the Master Agreement is hereby terminated and of no further force and effect; provided that Section 3 (Proprietary Rights), 4 (Licenses),
            6 (Representations & Warranties), 7 (Indemnity) and
            8 (Confidentiality) of the Master Agreement shall be replaced and superseded by the respective provisions of this Revised Agreement.



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 2.  NEW WORK UNDER THIS REVISED AGREEMENT

     2.1. NEW WORK. Corbis and Busy Box agree that all services Busy Box provides to Corbis on and after the Effective Date, and all payments Corbis makes to Busy Box for such services, shall be governed by the terms and conditions of this Revised Agreement.

     2.2. COMPLETION OF THE SITE. Busy Box shall develop the Internet commerce site (the "Site") as described in the specifications attached hereto (the "Specifications") in accordance with the schedules set forth in the Specifications. Corbis and Busy Box acknowledge that Busy Box began development of the Site under the Master Agreement and will complete development of the Site under this Revised Agreement. As used herein, "Site" shall include those portions of the Site created under this Revised Agreement and under the Master Agreement, including but not limited to all Custom Work and Enabling Technologies (as those terms are defined in the Master Agreement) developed under the Master Agreement.

 3.  OWNERSHIP AND LICENSE OF RIGHTS

     3.1. CORBIS CONTENT. Corbis shall provide Busy Box with certain content (for example, graphic design, digital images, keywords and caption information), in various media (for example, film, paper and digital), as needed for the development of the Site ("Content"). Corbis shall provide the Content solely for Busy Box's internal use in developing the Site. Except for such limited use, Busy Box agrees that it will not reproduce, display, distribute, incorporate into other works or otherwise use the Content in any manner whatsoever. All rights to the Content shall remain with Corbis (as owner, agent or as licensee of such content). Busy Box will return all Content provided by Corbis upon completion of the Site, termination or expiration of this Revised Agreement or upon Corbis' request. As used herein, "Content" includes all such Content provided by DSC under the Master Agreement.

            3.1.1. Busy Box agrees that Corbis shall own all copies, reproductions, modifications, new versions and derivative works created by Busy Box of the Content, including but not limited to cutdowns and new versions of Corbis digital images, and edited caption information and keywords, but exclusive of quality control, processing, and auditing attributes independently created by Busy Box. Busy Box will deliver all Content, including Content created under the Master Agreement and all copies, reproductions, modifications, new versions and derivative works created by Busy Box of the Content, to Corbis upon termination or expiration of this Revised Agreement or upon Corbis' request.

            3.1.2. Busy Box acknowledges and agrees that Busy Box will collect and store Corbis' customer information and that all such customer information will be the exclusive property of Corbis. Busy Box will deliver all such customer information (including all customer information it may have collected and stored for DSC) to Corbis upon termination or expiration of this Revised Agreement or upon Corbis' request. Busy Box is expressly prohibited from making any use of the customer information, except as may be requested by Corbis.

     3.2.   BUSY BOX ASSIGNMENT AND LICENSES.

            3.2.1. CUSTOM WORK. As of the Effective Date, Busy Box hereby irrevocably assigns to Corbis all right, title and interest, including copyright, in and to the Custom Work as defined in the Master Agreement. Henceforth, under this Revised Agreement, the Site shall be comprised only of Content and Enabling Technologies.

            3.2.2. ENABLING TECHNOLOGIES. Upon Corbis' acceptance of the final version of the site and payment to Busy Box of the full amount of the Master Agreement Fee and the Fee for work performed under this Revised Agreement, Busy Box shall irrevocably grant Corbis,



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                     its affiliates, successors, and assigns, a
                     non-exclusive worldwide license to use Enabling Technologies, in all media whether now known or hereafter devised, in connection with the Site and future versions of the Site, if applicable. As used herein, "Enabling Technologies" means all Busy Box technologies deployed or otherwise required to operate the Site in accordance with the Specifications, and includes all Enabling Technologies licensed under the Master Agreement (as Enabling Technologies is defined therein).

            3.2.3. Except for the licenses granted above and as may be provided elsewhere in this Revised Agreement, all right, title and interest in and to the Enabling Technologies shall remain the property of Busy Box.

            3.2.4. The licenses granted by Busy Box in this Section 3.2 shall be in effect for a period of 100 years from the Effective Date or until all copyright protection in and to the Enabling Technologies has expired, whichever is later.

     3.3. THIRD-PARTY TECHNOLOGIES. Subject to Corbis' approval as may be required under Paragraph 5.4 below, Busy Box shall obtain third-party technologies (including but not limited to both hardware and software) on Corbis' behalf. Such technologies will be standard, off-the-shelf technologies with licensed rights at least as broad as those specified in Paragraphs 3.2.1 and 3.2.2 above. Subject to payment under Paragraph 5.4 below, Corbis shall own all right, title and interest to such technologies, or to the license of such technologies, as the case may be. Busy Box will deliver all such third-party technologies to Corbis upon termination or expiration of this Revised Agreement or upon Corbis' request.

 4.  ACCEPTANCE OF SITE

     4.1. TESTING. After delivery of each of the beta and final versions of the Site to Corbis in accordance with the development schedule set forth in the Specifications, Corbis shall test the particular version of the site Site (I.E., the beta or final version, as the case may be) for a trial period of up to seven (7) days. During the respective trial periods, Corbis may perform any tests it may choose on the particular version of the Site to determine if such Site performs according to the Specifications.

     4.2. PROCEDURE. In the event that, Corbis determines that the particular version of the Site does not perform according to the Specifications, Corbis shall notify Busy Box of the deficiency in the Site before the expiration of the trial period. Upon receipt of such notice, Busy Box shall use its best efforts to remedy the deficiency within seven (7) days. After Busy Box's attempt to remedy the deficiency has been completed, Corbis shall have seven
            (7) days in which to test the particular version of the Site in order to determine in its discretion if the deficiency has been remedied. If the deficiency has not been remedied by the end of this second seven-day period. Corbis may terminate this Revised Agreement upon notice to Busy Box, and upon payment to Busy Box of fifty percent (50%) of the payment specified in Paragraph 5.1, Corbis shall have no further liability to Busy Box.

     4.3. AUTOMATIC ACCEPTANCE. In the event that Corbis does not notify Busy Box of any deficiencies in the Site within seven (7) days of the initial seven-day trial period, Corbis shall be deemed to have accepted the Site.

     4.4. LAUNCH OF SITE PRIOR TO ACCEPTANCE. Both parties agree that the Site may be made available over the Internet before Corbis has accepted the Site, and that such a launch of the Site in no way indicates acceptance of the Site by Corbis. Acceptance shall follow the procedures set forth in this Section 4 and may occur after the launch of the Site.



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 5.  FEE, EXPENSES AND PAYMENTS

     5.1. FEE. Within ten (10) business days of the date on which Corbis accepts the final version of the Site, in accordance with Section 4 above, Corbis will pay Busy Box a fee of eighty-seven thousand two hundred fifty dollars ($87,250)(the "Fee"). Payments shall be made by check.

     5.2. FIXED FEE. Both parties agree that the Fee is a firm, fixed fee for completion of the Site in accordance with the Specifications, and Corbis shall not be responsible for paying any additional amounts to Busy Box, including but not limited to hourly fees, to complete the Site.

     5.3. LATE PENALTY. Both parties agree that time is of the essence, and Corbis will suffer significant damage if the Site is not completed by May 11, 1998. Accordingly, if the Site is not completed (including Corbis' acceptance of the final version of the Site) by May 18, 1998, Busy Box will pay Corbis a late penalty of $1000 per day for each day of delay, which amount may be applied against the Fee owned by Corbis to Busy Box. In no event will the cumulative late penalty exceed $20,000. The late penalty shall not apply to delays caused by MetaDesign's material delay in providing Busy Box with design work needed to complete the Site, or any force majeure or other event beyond Busy Box's reasonable control.

     5.4. EXPENSES. Corbis agrees to reimburse Busy Box for its reasonable out-of-pocket expenses incurred in obtaining third-party technologies in accordance with Paragraph 3.3 above; provided that Busy Box must obtain Corbis' prior approval for any singlel expense that exceeds $1000, and further provided that Busy Box must provide Corbis with receipts for all reimbursable expenses. Corbis will make payment to Busy Box for reimbursable expenses after Corbis' acceptance of the project, within 30 days of receipt of an invoice from Busy Box.

 6.  MAINTENANCE AND HOSTING OF SITE

     6.1. Corbis and Busy Box intend to enter into a separate agreement governing the ongoing maintenance and hosting of the Site. Both parties agree to use good-faith efforts to enter into such agreement prior to the completion of the Site.

 7.  REPRESENTATIONS AND WARRANTIES

     7.1. Busy Box hereby represents and warrants the following as of the date hereof and upon delivery of the final Site to Corbis:

            7.1.1. the Site will be free from significant programming errors and from defects in materials and workmanship;

            7.1.2. the Site will conform to the performance capabilities, characteristics, and other descriptions and standards applicable thereto as set forth in the Specifications;

            7.1.3. Busy Box is the sole and exclusive owner of all rights in the Enabling Technologies, including all patent rights, copyright and all other intellectual property rights therein, and Busy Box has the right to grant to Corbis all rights granted in this Revised Agreement free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any third party; and

            7.1.4. the Site, Custom Work and Enabling Technologies and the exercise by Corbis of its rights hereunder with respect to those items will not infringe upon, violate or misappropriate any patent, copyright, trade secret, trademark, contract or other right or interest of any third party, provided, that Busy Box makes no warranties or representations with respect to the content provided by Corbis.



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     7.2.   If Corbis believes that there is a breach of any warranty contained in Section 7.1, Corbis shall notify Busy Box, setting forth the nature of such claimed breach. Busy Box shall promptly investigate such claimed breach and shall either (a) provide information satisfactory to Corbis that no breach of warranty in act occurred, or (b) advise Corbis of Busy Box's planned corrective action. In the event that a breach of warranties has occurred, Busy Box shall, at no additional charge, promptly take such action as may be required to correct such breach.

     7.3. In the event that the Site, Custom Work or Enabling Technologies (excluding the content provided by Corbis) is finally determined by a court of competent jurisdiction to constitute an infringement of a patent, copyright, trade secret or other proprietary right and its use is enjoined, Busy Box shall, at its own expense, either
            (a) procure the right for Corbis to continue its use of the Site, Custom Work or Enabling Technologies under this Revised Agreement, or (b) replace or modify the Site, Custom Work or Enabling Technologies with a version of the same that is not infringing and is a product of equal or greater value and meets the performance criteria and functions outlined in the Specifications.

     7.4. The remedies provided for herein are cumulative and are in addition to all other remedies Corbis may have under applicable law or in equity.

     7.5. These representations and warranties shall be in effect for a period of 100 years from the Effective Date.

 8.  INDEMNIFICATION AND HOLD HARMLESS FOR CLAIMS OF INFRINGEMENT

     8.1 Busy Box shall defend, hold harmless, and indemnify Corbis from and against any and all damages, liabilities, obligations, expenses, costs and attorneys' fees incurred by or awarded against Corbis in any claim, action, or judicial or other proceeding based upon a breach of Busy Box's representations and warranties provided in Section 7.1 above. This indemnification shall be in effect for a period of 100 years from the Effective Date.

 9.  DEFAULT AND REMEDIES

     9.1. Corbis shall be in default of this Revised Agreement upon the breach by Corbis of any material covenant or obligation of Corbis to be performed under this Revised Agreement, if not cured within ten (10) business days after receipt by Corbis of written notice thereof. At any time after the occurrence of an event of default, Busy Box may (a) terminate this Revised Agreement by giving written notice to Corbis; and (b) enforce Corbis' performance of the applicable covenants or recover damages for the breach thereof.

     9.2. Busy Box shall be in default of this Revised Agreement upon breach by Busy Box of any covenant or obligation of Busy Box, if not cured within five (5) business days after Busy Box's receipt of written notice thereof. At any time after the occurrence of an event of default, Corbis may terminate this Revised Agreement by giving written notice to Busy Box, and (b) enforce Busy Box's performance of the applicable covenants or recover damages for the breach thereof.

     9.3. The remedies provided for herein are cumulative and are in addition to all other remedies Corbis or Busy Box may have under applicable law or in equity.

10.  CONFIDENTIALITY

     10.1. Each party hereto (the "Disclosing Party") will disclose to the other party ("Recipient") information in connection with the performance of this Revised Agreement. All non-public information disclosed by the Disclosing Party to the Recipient during the term of this Revised Agreement, including but not limited to technical and business information relating to Disclosing Party's products, research and development, production, costs, engineering processes, profit or



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            margin information, finances, customers, marketing, and future business plans, shall be deemed "Confidential Information." In addition, "Confidential Information" shall include all Confidential Information disclosed by DSC and Busy Box during the term of the Master Revised Agreement. All Confidential Information shall remain the sole property of Disclosing Party, and Recipient shall have no rights to or in the Confidential Information. Recipient shall hold the Confidential Information in strict confidence. Recipient shall not make any disclosure of the Confidential Information to anyone without the express written consent of Disclosing Party, except (i) to employees, consultants, advisors or agents to whom disclosure is necessary to the performance of this Revised Agreement, or the conduct of Recipient's business, and who shall be bound by the terms hereof; or (ii) in the context of any administrative or judicial proceeding, provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to Disclosing Party.

     10.2. After termination of this Revised Agreement, upon written request, Recipient shall return, within ten (10) business days, all originals and copies any requested Confidential Information disclosed by Disclosing Party which has been fixed in any tangible means of expression.

     10.3. Notwithstanding the other provisions of this Revised Agreement, nothing received by Recipient shall be considered to be Confidential Information of the other, if: (i) it has been published or is otherwise readily available to the public other than by a breach of this Revised Agreement; (ii) it has been rightfully received by Recipient from a third party without confidentiality limitations; or (iii) it was known to Recipient prior to its first receipt by Recipient, as shown by files existing at the time of initial disclosure.

     10.4. The confidentiality obligations under this Section 10 shall be in effect for a period of five (5) years from the Effective Date.

11.  GENERAL PROVISIONS

     11.1. ASSIGNMENT. This Revised Agreement shall be binding upon the parties, their heirs, representatives, executors, administrators, successors, licensees and assigns, Notwithstanding the foregoing, Busy Box shall not, without the prior written consent of Corbis, sell, assign or otherwise transfer this Revised Agreement or any right or obligation hereunder, without the prior written consent of Corbis.

     11.2. SEVERABILITY. If any provision or any part of a provision of this Revised Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Revised Agreement, but rather the entire provision or this Revised Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

     11.3. NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to Busy Box:

            Get Smart, Inc. dba Busy Box Productions
            P O Box 191712
            San Francisco, CA 94119
            Attention: Rosanne Esposito, President
            Fax: (415) 283-1806



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            If to Corbis:

            Corbis Corporation
            15395 S.E. 30th Place, Suite 300
            Bellevue, WA 98007
            Attention: Director of Products and Systems, Corbis Images
            Fax: (425) 746-1618

            With a copy to the General Counsel
            Fax: (425) 746-1618

            or such other address as a party may so designate by written notice to the other in the manner provided herein.

     11.4. ENTIRE AGREEMENT. Each party acknowledges that it has read this Revised Agreement and agrees to be bound by its terms. This Revised Agreement is the complete and exclusive agreement and understanding between the parties concerning the subject matter hereof, which supersede all previous understandings negotiations and proposals, whether oral or written. No modification, amendment, consent or discharge in connection with this Revised Agreement or any of its provisions shall be binding upon either party unless in writing and signed by the party sought to be charged with the same.

     11.5. GOVERNING LAW. This Revised Agreement shall be governed and interpreted under the laws of the State of California. Any and all disputes arising under this Agreement shall be finally decided through arbitration before Judicial Arbitration and Mediation Services, Inc. ("JAMS/Endispute") in accordance with JAMS/Endispute rules and procedures, and judgment on any JAMS/Endispute award may be entered in any court having jurisdiction over the parties or their assets.

     IN WITNESS WHEREOF, the parties have caused this Revised Agreement to be executed by their respective duly authorized representatives as of the date first written above.


CORBIS CORPORATION                           GET SMART, INC.
                                             d/b/a/ BUSY BOX and MEDIA NETWORK

By:    /s/ Leslie Hughes   5-14-98           By:     /s/ Rosanne Esposito
    ---------------------------------            -----------------------------
    Leslie Hughes                                Rosanne Esposito
    Vice President, Corbis Images                Its: President



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